Exhibit 99.1

Press Release - MSC.Software to Host Fourth Quarter Conference Call

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.Software to Host Fourth Quarter Earnings

Conference Call and Webcast on February 21, 2008

Preliminary revenue for the fourth quarter is forecasted to be in excess of $67 million

SANTA ANA, Calif. – January 9, 2008 - MSC.Software Corporation (NASDAQ: MSCS), the leading global provider of enterprise simulation solutions including simulation software and services, today announced that it will host a conference call to discuss fourth quarter financial results on February 21, 2008 at 1:30 pm Pacific (4:30 am Eastern). The Company also reports that the preliminary revenue forecast for the fourth quarter is in excess of $67 million.

The fourth quarter conference call will include a slide presentation that can be downloaded at: http://www.mscsoftware.com/ir/. The conference call can be accessed by web cast at: http://www.mscsoftware.com/ir/ or by dialing in to (800) 374-0151 for US callers, or (706) 634-4981 for international callers. To participate in the live conference call, use the following conference ID code: 30449559.

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/. The teleconference replay will be available for 48 hours and can be accessed by dialing in to: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 30449559.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1100 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” “preliminary,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2006 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.